UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/06/2008

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50931

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12345 W. Alameda Parkway, Suite 202
Lakewood, CO 80228
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

5554 S. Prince Street
Suite 200
Littleton, CO 80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On October 1, 2008, we paid the five holders of our outstanding 10% convertible debentures (the "Debenture Holders") $1,525,416.65 in principal and accrued interest. In connection with this payment, we terminated our 10% convertible debentures due June 30, 2009, issued on February 26, 2008 to each of the Debenture Holders. The 10% convertible debentures were issued on February 26, 2008 for gross proceeds of $1,500,000 and were convertible into our common stock at a conversion price of $0.30 per common share.

Item 7.01.    Regulation FD Disclosure

On October 6, 2008, Aurelio issued a news release announcing it had repaid in full the $1.5 million aggregate principal amount of the 10% Convertible Debentures issued in February 2008 (the "Debentures") and due in June 2009. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not "filed" under the Securities Exchange Act of 1934 and (ii) shall not be incorporated by reference into any previous or future filings made by Aurelio with the Securities Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 - News Release 08-15; Aurelio Redeems 10% Convertible Debentures with Cash Payment & Completes the View Sites LLC Land Acquisition

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: October 06, 2008	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President & CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	News Release #08-15 Aurelio Redeems 10% Convertible Debentures with Cash Payment & Completes the View Sites LLC Land Acquisition